EXHIBIT 10.62

                    Second Modification of License Agreement
                            dated December 30, 1999,
                                     between
                          Empire State Building Company
                                       And
                             New York Skyline, Inc.

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                    SECOND MODIFICATION OF LICENSE AGREEMENT

                  This Second Modification of License Agreement, made as of the 30th day of December, 1999 among Empire State Building Company ("ESBC"), having an office at 350 Fifth Avenue, New York, New York 10118, Empire State Building, Inc. ("ESB, Inc."), having an office at 60 East 42nd Street, New York, New York, (hereinafter together referred to as "Licensor"), and New York Skyline, Inc., having an office at 350 Fifth Avenue, New York, New York 10118 (hereinafter referred to as "Licensee").

     WHEREAS, Licensor is the Lessor of the building known as the Empire State Building (the "Building"), and ESB, Inc. is the operator of the observatory on the 86th floor of the Building (the "Observatory"); and

     WHEREAS, ESBC and Licensee have entered into certain leases (the "Leases"); and

     WHEREAS, ESBC and Licensee entered into that certain License Agreement, made as of February 26, 1993, pursuant to which ESBC granted to Licensee a license to have tickets to the Attraction (defined therein) sold by Licensor under the terms, covenants and conditions set forth therein (hereinafter referred to as the "License"), and whereas certain disputes arose with respect thereto; and

     WHEREAS, ESBC and Licensee entered into a certain License Modification Agreement, made as of March, 1996, and whereas certain disputes have arisen with respect thereto; and

     WHEREAS,  Licensor  and  Licensee  desire to resolve  their  disputes;  and

     WHEREAS,  Licensor and Licensee  wish to further  modify the License as set
forth  herein.  NOW,  THEREFORE,   in  consideration  of  the  covenants  herein
contained, the parties hereto agree as follows:


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                  1.       License:

     Article 1 of the License shall be deleted and the following shall be substituted in its place and stead:

                           License: Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a license to have tickets to the Attraction sold by Licensor, in accordance with the provisions of the License
                           Agreement, as modified by the License Modification Agreement dated March, 1996, and the Second Modification of License Agreement dated December 30, 1999.

                  2.       Annual License Fee and Contingent License Fee:

                  Article 3 of the License Agreement and Article 11 of the License Modification Agreement are hereby deleted and the following set forth below is substituted in their place and stead:

                  2.1 Annual License Fee: Licensee shall pay to Licensor a fixed license fee (the "Annual Fee") at the following rates per annum, payable to Licensor in advance in equal monthly installments on the first day of each month without any setoff or deduction whatsoever:

               - $100,000.00  per annum  ($8,333.33 per month) through March 31,
                  1995;

               - $150,000.00 per annum ($12,500.00 per month) from April 1, 1995 through March 31, 1998;

               - $175,000.00 per annum ($14,583.33 per month) from April 1, 1998 through March 31, 2002;


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               - $200,000.00 per annum ($16,666.66 per month) from April 1, 2002 through March 31, 2006;

               - $225,000.00 per annum ($18,750.00 per month) from April 1, 2006 through April 30, 2013; and

               - $186,250.00  per annum  ($15,520.84 per month) from May 1, 2013 through June 30, 2016.

                  All payments, charges or reimbursements due hereunder from Licensee shall be deemed additional license fees and payable on demand, unless otherwise herein provided.

                  The Annual Fee payable hereunder shall be payable without regard to whether the Attraction is open for business.

                  2.2 Contingent License Fee: In addition to the Annual Fee, as an incentive for Licensor to sell tickets to the Attraction ("Attraction Tickets"), Licensee shall pay to Licensor, in accordance with Schedule A which is annexed hereto, and upon the terms and conditions set forth below, an annual contingent license fee (the "Annual Contingent License Fee") at the end of the calendar year.

                  (a) No Annual Contingent License Fee shall be paid for any calendar year unless and until the Capture Rate (defined below) equals and/or exceeds 10.5% for that calendar year. The Capture Rate, which is set forth in COLUMN 1 of Schedule A, is a percentage equaling the total number of Attraction Tickets sold by Licensor in a given calendar year (numerator) divided by the total admissions to the Observatory in such calendar year (denominator). By way of example only, if 100,000 tickets are sold by Licensor to the Attraction in the calendar year 1999, and 1,000,000 are the total admissions to the Observatory in the calendar year 1999, then the 1999 Capture Rate is 10.0%.


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                  e.g.,    (Annual Attraction Tickets
                           sold by Licensor)              100,000 = 10.0%
                           --------------------------------------
                           (Annual Admissions to the    1,000,000
                            Observatory)

The applicable Capture Rate shall be the highest listed percentage in COLUMN 1 of Schedule A which was actually obtained. By way of example only, if the Capture Rate is 10.8%, the applicable Capture Rate shall be 10.5%. In determining the Capture Rate, it is expressly understood that the numerator of the above formula shall also include sales by Licensor through the vending machines as set forth in paragraph 3 hereof.

                  (b) Licensor shall provide Licensee with weekly, monthly, quarterly and annual reports ("Reports"), certified by a duly authorized representative of Licensor, setting forth: the number of admissions to the Observatory and the number of tickets sold by Licensor to the Attraction, with a breakdown of daily tallies. The Reports shall be substantially in the form of the reports annexed hereto as Schedule B. The annual reports ("Annual Reports") shall also set forth the Capture Rate. Weekly Reports shall be provided within seven days of each week; monthly Reports shall be provided within fifteen days of the end of each month; quarterly Reports shall be provided within twenty-one days of the end of each calendar quarter; and Annual Reports shall be provided within thirty days of the end of each calendar year. To the extent permitted by law, Licensee shall not further disseminate, publish or disclose Licensor's Reports to any third party, other than: (i) Licensee's accountants, (ii) in a lawsuit, arbitration or administrative proceeding in which Licensor and Licensee are both parties; or (iii) pursuant to a court order or other legal mandate.


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                  (c) Provided that Licensee does not dispute Licensor's Capture
Rate as set forth in the Annual Report, Licensee shall pay Licensor an Annual Contingent License Fee in accordance with Articles 2.2(d) within thirty (30) days of the receipt of Licensor's Annual Report for the applicable period.

                  (d) If the Capture Rate shall equal and/or exceed 10.5% for any calendar year, Licensee shall pay to Licensor the applicable Contingent License Fee, in accordance with COLUMN 2 of the table set forth in Schedule A.

                  (e) Notwithstanding any restrictions to the contrary in the License Agreement and/or the License Modification Agreement, the parties have mutually agreed to implement the Contingent License Fee system which shall be effective August 1, 1999, and continue for the term of this Agreement. For the calendar year 1999, one-half of the applicable Contingent License Fee shall be payable if the Capture Rate for the period August 1, 1999 through December 31, 1999 shall equal and/or exceed 10.5%.

                  (f) The certified Annual Reports furnished by Licensor to Licensee shall constitute a final determination as between Licensor and Licensee as to the Capture Rate, unless Licensee, within thirty (30) days after Licensee's receipt of the certified Annual Reports shall give a notice ("Dispute Notice") to Licensor that it disputes the accuracy of the certified Annual Reports, which notice shall specify the particular respects in which the Annual Report is inaccurate. Licensee shall have the right, during reasonable business hours and upon not less than five (5) business days' prior written notice to Licensor, to examine Licensor's books and records (including, but not limited to, back-up documentation such as ticket stubs, and receipts) with respect to the Capture Rate. Licensee shall notify Licensor in detail of the results of such examination within fourteen (14) days after concluding such examination. If Licensee shall give a Dispute Notice, upon not less than five (5) business days' prior written notice to Licensee, Licensor shall also have the right to examine Licensee's books and records (including, but not limited to, back-up documentation such as ticket stubs, and receipts) with respect to the Capture Rate.


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                  (g) Any dispute as to the Capture  Rate  Figures  which is not resolved by the parties shall be resolved in accordance with the procedures set forth in Article 6 herein.

                  3.  Ticket Computer Vending Machines at Concourse Area:

                  Notwithstanding anything to the contrary in the License Agreement or License Modification Agreement, Licensor hereby authorizes Licensee to install, at a location (in the Concourse area of the Building) selected by Licensor, two (2) ticket computer vending machines to sell Observatory Tickets and/or Combination Tickets (defined below). The ticket computer vending machines shall accept as payment for the tickets credit cards, but not cash. The cost of such ticket computer vending machines (including, installation), and all expenses incurred in connection with the maintenance, repair and replacement of such machines, shall be borne by Licensee. However, if Licensor requires Licensee to move the location of such ticket computer vending machines, the Licensor shall bear all costs and expenses associated with moving and re-installing such machines, in accordance with Article 8.1 herein.

                  (a) Any payments received for Observatory Tickets purchased from the ticket computer vending machines shall be segregated into a separate account created and maintained by Licensor; Licensor shall be responsible for all costs, fees and/or charges associated with such account (including, but not limited to, the reduction in any manner by credit card company fees or any other costs associated with credit cards or other forms of payment).


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                  (b) Any payments  received for Combination  Tickets  purchased from the ticket computer vending machines shall be segregated into a separate account created and maintained by Licensor. Licensor's share of the receipts from such Combination Tickets shall not be reduced in any manner by credit card company fees or any other costs associated with credit cards or other forms of payment. Within five (5) business days of the expiration of each month, Licensor shall: (i) pay to Licensee that portion of the Combination Ticket payments which belongs to Licensee; and (ii) provide Licensee with a report, certified by a duly authorized representative of Licensor, setting forth the number of Combination Tickets sold by the ticket computer vending machines and the amounts collected by such machines for the applicable period. Any dispute as to the above report which is not resolved by the parties shall be resolved in accordance with the procedures set forth in Article 6 herein.

                  4.       Purchase of Observatory Tickets by Licensee:

                  Article 1(D) of the License Modification Agreement shall be amended to add the following provisions at the end of the first sentence:

                  "Licensee shall be permitted to purchase Observatory Tickets from Licensor's office at the Building or from Licensor's Concourse Ticket Office or in accordance with the terms and conditions of the voucher system described in Article 5 herein.

                  It is expressly understood and agreed to by the parties that beginning on August 1, 1999, Licensee has the right to purchase tickets to the Observatory ("Observatory Tickets") from Licensor at the lowest wholesale price charged to anyone at that particular time ("Licensor's Lowest Wholesale Rate"). For the period August 1, 1999 through January 2, 2000, Licensor's Lowest Wholesale Rate is $4.20 for an adult ticket, $2.80 for a student ticket, $2.10 for a senior ticket and $2.00 for a child's ticket. For the period beginning January 3, 2000 (until there is a subsequent change), Licensor's Lowest Wholesale Rate shall be $5.25 for an adult ticket, $4.00 for a student ticket, $4.00 for a senior ticket and $3.00 for a child's ticket.


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                  Licensor's Lowest Wholesale Rate shall be provided to Licensee irrespective of how the rates are determined, whether by number of tickets purchased, category or any other means. Upon written request of Licensee, Licensor further agrees to furnish to Licensee a written list of the then-existing Licensor's Lowest Wholesale Rate within ten (10) business days of Licensee's written request.

                  Licensor warrants and represents that the Licensor's Lowest Wholesale Rates set forth above are the lowest wholesale prices for the Observatory Tickets charged to anyone for the periods of time set forth.

                  Licensee shall not sell Observatory Tickets alone at its ticket window in The Empire State Building, but shall sell them only as Combination Tickets with tickets to the Attraction Tickets.

                  To the extent permitted by law, Licensee shall not further disseminate, publish or disclose Licensor's Wholesale Rates or updated Wholesale Rates to any third party, other than: (i) Licensee's accountants, (ii) in a lawsuit, arbitration or administrative proceeding in which Licensor and Licensee are both parties; or (iii) pursuant to a court order or other legal mandate."

                  5.  Voucher System:

                  5.1 The first sentence of Article 4(f) of the License Agreement shall be deleted and the following sentence shall be substituted in its place and stead:

               "Licensor shall have no obligation to handle discount coupons, rebates or other promotional items of any kind."


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     5.2  Notwithstanding  anything to the contrary in the License  Agreement or
License  Modification  Agreement,   Licensor  and  Licensee  mutually  agree  to
implement a voucher system which shall be effective no earlier than January 1, 2000, and continue for the term of this Agreement.

     5.3 Licensee shall make an initial deposit of twenty thousand ($20,000.00) dollars into Licensor's bank account designated by Licensor for the purpose of purchasing Observatory Tickets from Licensor ("Observatory Voucher Bank Account"). At present, Licensor intends to use Fleet Bank.

     5.4 When a customer purchases a Combination Ticket from Licensee to both the Attraction and the Observatory, Licensee shall provide the customer with a printed Observatory Voucher ("Observatory Voucher"). The Observatory Voucher shall contain an identical serial number on both ends of its face, and shall contain information as required by Article 44 of the lease for rooms 216-WP232 and 325-328. Licensee shall retain one-half of a sold Observatory Voucher (containing the serial number on one end) to a customer; the other half (containing the serial number on the other end) shall be given to the customer who, in turn, shall remit such partial Observatory Voucher to Licensor or its agents to gain admittance to the Observatory.

     5.5 For each Observatory Voucher remitted to Licensor, Licensor shall deduct the cost of an Observatory Ticket (in accordance with the terms and conditions set forth in Article 1(D) of the License Modification Agreement and
Article 4 herein) from the Observatory Voucher Bank Account.

     5.6 (a) Licensor shall authorize Licensee to check the balance of the Observatory Voucher Bank Account on a daily basis and shall forward Licensee a copy of all bank statements for such account.


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     (b)  Following  the  expiration  of each month,  Licensor  shall  submit to
Licensee a statement, certified by a duly authorized representative of Licensor, setting forth the number of Observatory Vouchers it received from customers for the applicable period (the "Observatory Voucher Statement").

     (c) The Observatory Voucher Statement thus furnished to Licensee shall constitute a final determination as between Licensor and Licensee as to the amount of Observatory Vouchers sold for the period covered thereby, unless Licensee, within thirty (30) days after Licensee's receipt of the Observatory Voucher Statement shall give a Dispute Notice to Licensor that it disputes the accuracy of the Observatory Voucher Statement, which notice shall specify the particular respects in which the Observatory Voucher Statement is inaccurate.

     (d) Any dispute as to the above figures which is not resolved by the parties shall be resolved in accordance with the procedures set forth in Article 6 herein.

     (e) If the Observatory Voucher Statement, as finally determined, shows a variance between the amount of Observatory Vouchers sold by Licensee and the amount for which the Observatory Voucher Bank Account was charged for the applicable monthly period, Licensee or Licensor, as the case may be, will pay to the other within five (5) days of such final determination the amount of any excess or deficiency in Licensee's payments.

     5.7 Licensor shall give Licensee written notice anytime the balance of the Observatory Voucher Bank Account equals or is less than two thousand five hundred ($2,500.00) dollars, and Licensee shall restore the balance to at least twenty thousand ($20,000.00) dollars no less than five (5) business days from the receipt of such written notice.


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                  6.  Arbitration:

     6.1 Any controversy, dispute, or claim arising out of or relating to this Agreement, the License Agreement, and/or the License Modification Agreement, or the performance, interpretation, application, implementation, breach or enforcement thereof, shall be subject to mandatory arbitration as provided herein. In the event any party has breached or defaulted in the performance of any obligation under this Agreement, the License Agreement, and/or the License Modification Agreement, the party claiming a default or breach or a dispute shall provide written notice to the other party of the default and/or breach or any other dispute, and the other party shall have ten (10) days from the date of receipt of the notice of default (the "Notice of Default") to cure said default or resolve the dispute (the "Cure Period").

     6.2 (a) In the event the default or breach is not cured or the dispute is not resolved after the steps required by Article 6.1 are taken, the matter shall be submitted to binding arbitration conducted in accordance with the then-current Commercial Arbitration Rules of the AAA, except as otherwise modified by this Agreement.

     (b) Each arbitration shall be conducted by three (3) arbitrators. The parties agree that the arbitration shall be conducted on an expedited basis irrespective of the amount of the claims and/or counterclaims. All notices, however, from the AAA must be done in writing.

     (c) Upon payment of the service charge, the AAA shall submit simultaneously to each party an identical list of ten (10) proposed arbitrators, drawn from the National Panel of Commercial Arbitrators, from which three arbitrators shall be appointed. Each party may strike three names from the list on a peremptory basis. The list is returnable to the AAA within seven (7) days from the date of the AAA's mailing to the parties. If for any reason the appointment of the three arbitrators cannot be made from the list, the AAA shall send additional lists, in accordance with the procedure set forth above, until the appointment of three
(3) arbitrators. The parties shall be given notice by the AAA, in writing, of the three arbitrators, who shall be subject to disqualification for the reasons specified in Section 19 of the AAA rules. The parties shall notify the AAA, in writing, within seven (7) days of any objection to the arbitrators appointed in accordance with Section 19.


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     (d) The  arbitrators  shall set the date, time and place of the arbitration hearing, and provide the parties with at least fourteen (14) days advance written notice of the hearing date. Unless otherwise agreed by the parties in writing, both parties shall be given a full and fair opportunity to engage in discovery and prosecute and/or defend the claims, and shall not be forced to have the hearing in one day. The award shall be rendered not later than fourteen
(14) days from the date of the closing of the hearing. The arbitration panel must adhere to and apply the substantive laws of the State of New York, including the rules of evidence.

     (e) An award made by the arbitration panel shall be final, binding and conclusive on all parties hereto for all purposes, and judgment on an award granted by the arbitrators may be entered and enforced in any court of competent jurisdiction.

     (f) Each arbitration shall take place at the New York City Office of the AAA. Each party's costs of arbitration shall be borne to the respective parties, except that the costs and expenses of the arbitrators shall be shared equally by the parties. If any party does not comply with the final award, such party shall bear all resulting costs of enforcing the award.

     (g) Notwithstanding the provisions of this Article, each party shall have the right to apply to an arbitrator selected by the AAA for the purpose of temporary or preliminary injunctive relief and/or an order directing arbitration pursuant hereto, or to a court of appropriate jurisdiction for the same or similar relief.

                  6.3 Nothing contained in this Article shall modify, amend or otherwise change the parties' rights and remedies under the Leases.


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                  7.  Sharing Marketing Information:

                  The parties' respective marketing departments shall meet on or before January 14, 2000, and at least on a quarterly basis thereafter (at a mutually agreeable time), at the Building, or at a location otherwise agreed to, to discuss sharing marketing information and exchanging marketing ideas regarding, inter alia: (i) information on group tours and sales; (ii) mailings for group solicitations; (iii) trade show information; and (iv) educating prospective customers about the Observatory and the Attraction.

                  8.  Ticket Sales:

                  8.1 The following shall be added as the last sentence to Article 4(a) of the License Agreement:

                  "It is expressly understood, however, that if Licensor subsequently requires Licensee to move the location of such machines, then Licensor shall bear all costs and expenses associated with moving and re-installing such machines, in accordance with Article 3 herein."

                                    8.2 The third  sentence  in Article  4(c) of
                  the License Agreement shall be deleted and the following shall be substituted in its place and stead" "At present, Licensor intends to use Fleet Bank." 8.3 The following sentence shall be added to the end of Article 4(c) of the License Agreement:

                  "Licensee   may  seek  to  recover  any  disputed   amount  in
                  accordance with Article 6 herein."

                  8.4 The last paragraph in Article 4(e) entitled "Statement, Disputes, Etc." of the License Agreement shall be deleted and the following shall be substituted in its place and stead:

                  "Any dispute as to the above Statements which is not resolved by the parties shall be resolved in accordance with the procedures set forth in Article 6 herein."


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                  9.  Signage, Etc.:

                  Article 5 of the License Agreement shall be supplemented as follows:

                  "Licensor shall also post the admission price for the Attraction, and the price for a ticket covering Observatory and Attraction admission ("Combination Ticket") directly below the posting of the Observatory admission price in the Observatory ticket sales office room.

                  Licensee shall permit Licensor to post one (1) sign, at a mutually agreeable location at the site of the Attraction, listing the current weather and/or visibility at the Observatory. Licensor shall be solely responsible for: (i) the cost and expense of the sign; and (ii) removing, altering, changing, and/or updating the sign during Licensee's regular business hours. The sign's size shall be mutually agreed upon by the parties."

                  Licensee shall post one (1) sign, at a mutually agreeable location at the site of the Attraction, stating that Licensee is not affiliated with Licensor.

                  10.      Cost Reimbursements:

                  The third sentence of Article 6(a) of the License Agreement shall be deleted and the following shall be substituted in its place and stead:

                  "Any dispute as to whether the number of man hours was increased, or as to the cost thereof, which is not resolved by the parties, shall be resolved in accordance with the procedures set forth in Article 6 herein."


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                  11.  Default:

                  The following phrase shall be deleted from clause (b) of
Article 10 of the License Agreement:

               "or hereinafter promulgated by Licensor hereunder or thereunder,"

                  12.  Brokerage:

                  Licensee and Licensor represent and warrant that neither consulted nor negotiated with any broker or finder with regard to this Agreement. Licensee and Licensor agree to indemnify, defend and save one another harmless from and against any claims for fees or commissions from anyone claiming to have dealt with the respective party in connection with this Agreement.

                  13.  Indemnity:

                  The following shall be added to the last sentence of Article 21 of the License Agreement:

                         "provided that the injuries  and/or  damages  allegedly
                    sustained were not caused in whole or in part by the culpable conduct (including, negligence, lack of care, fault and/or the assumption of the risk) of Licensor, or its employees, agents or contractors."

                  14.  Right to Cancel:

                  The  following  shall be added  after the second  sentence  in
                  Article  24 of the  License  Agreement:

                         "Licensor  shall give Licensee  written  notice fifteen
                    (15) days in advance, setting forth in reasonable detail the reasons for Licensor's determination. Any dispute under this Article which is not resolved by the parties shall be resolved in accordance with the procedures set forth in
                    Article 6 herein."

                  15.  Daily Attendance Figures:

                  The following shall be added to the last sentence of Article 1(H) of the License Modification Agreement:

                  "to any third parties, other than: (i) Licensee's accountants,
                  (ii) in a lawsuit, arbitration or administrative proceeding to which Licensee and Licensor are parties, or (iii) pursuant to a court order or other legal mandate."


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                  16.      Entertainment Facility:

                  Article 1(I) of the License Modification Agreement shall be deleted.

                  17.  Ratification:

                  The amendments set forth herein, shall not affect any of the terms, covenants and conditions of the License Agreement and the License Modification Agreement, which Agreements, as amended hereby, are and shall remain in full force and effect, and are hereby confirmed and agreed to by Licensor and Licensee. The amendments set forth herein shall not affect any terms, covenants and conditions of the Leases.

                  18. Storage Space:

                  The parties agree that they will discuss the possibility of a Storage Lease Agreement for the storage of Licensee's promotional material, brochures, signs, etc. (the "Storage Lease Agreement"). The Storage Lease Agreement, if agreed to by the parties, shall be for a term to be determined by the parties. Nothing herein shall obligate either Licensor or Licensee to enter into such a Storage Lease Agreement.

                  19.  Non-cash sales:

                  The following shall be added after the last sentence of
Article 4(g) of the License Agreement:

                    "(vi)  Notwithstanding  the above,  Licensor  is  permitting visitors to pay for admission to the Observatory and Attraction by non-cash payment such as credit card. It is expressly agreed that Licensee is not responsible for any costs, fees, credit card charges, expenses, equipment or other items relating to transactions which do not involve the sale of Attraction Tickets and/or Combination Tickets."

                  20.      Miscellaneous:

                  (a) The captions in this Agreement are for convenience only and are not to be considered in construing this Agreement.

                  (b) Nothing in this Agreement shall be construed to give benefits to any person or corporation or other entity, other than the Licensor and Licensee, and this Agreement shall be for the sole and exclusive benefit of the Licensor and Licensee.

                  (c) Nothing contained herein shall be deemed to create a partnership, joint venture or other similar relationship between the parties or as appointing either party as the agent for the other party. However, nothing in this clause shall be deemed to waive or otherwise obviate any rights, privileges, obligations or other legal entitlements that either Licensor or Licensee have under the relevant applicable law.

                  (d) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

                  (e) It is further expressly understood and agreed that neither party to this Agreement, nor any of their agents or those under their control or otherwise acting on behalf of the parties, shall make any defamatory statements or disparaging or negative statements about the other party's attraction.

                  (f) Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the License Agreement and the License Modification Agreement.

                  (g) If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

                  (h) The definition of "Licensor" in the License is hereby modified and amended to include ESB, Inc. in the definition.

EMPIRE STATE BUILDING COMPANY


By: /s/ John B. Trainor, Jr.
-------------------------
John B. Trainor, Jr.
Senior Vice President

EMPIRE STATE BUILDING, INC.



By:____________________________



NEW YORK SKYLINE, INC.



By: /s/ Robert Brenner
Robert Brenner
President